                  ENTERGY CORPORATION
                PRO FORMA BALANCE SHEET
                   SEPTEMBER 30, 1996
                      (Unaudited)
                                                                             Adjustments to Reflect
                                                                             Transactions Proposed
                                                              ---------------------------------------------
                                                               Before           In Present           After
                         ASSETS                              Transaction          Filing          Transaction
                                                           --------------     --------------    --------------
                                                                              (In Thousands)


Investment in wholly owned subsidiaries                         $6,711,895                           $6,711,895
                                                            --------------    --------------     --------------
Current Assets:
  Cash and cash equivalents:
    Cash                                                                23                                   23
    Temporary cash investments - at cost,
      which approximates market                                     24,783            (8,100)            16,683
                                                            --------------     --------------    --------------
           Total cash and cash equivalents                          24,806            (8,100)            16,706
  Notes receivable - associated companies                            8,952                                8,952
  Accounts receivable - associated companies                         1,263                                1,263
  Interest receivable                                                  516                                  516
  Other                                                             19,338                               19,338
                                                            --------------     --------------    --------------
            Total                                                   54,875            (8,100)            46,775
                                                            --------------     --------------    --------------
Deferred Debits and Other Assets:                                   77,176                               77,176
                                                            --------------     --------------    --------------
            TOTAL                                               $6,843,946           $(8,100)        $6,835,846
                                                            ==============     ==============    ==============

                  ENTERGY CORPORATION
                PRO FORMA BALANCE SHEET
                   SEPTEMBER 30, 1996
                      (Unaudited)
                                                                             Adjustments to Reflect
                                                                             Transactions Proposed
                                                               ----------------------------------------------
                                                               Before           In Present           After
             CAPITALIZATION AND LIABILITIES                  Transaction          Filing          Transaction
                                                           --------------     --------------    --------------
                                                                              (In Thousands)


Capitalization:
  Common stock, $.01 par value, authorized
    500,000,000 shares; issued 231,455,342
    shares                                                          $2,315                               $2,315
  Paid-in capital                                                4,240,038                            4,240,038
  Retained earnings                                              2,406,339            (8,100)         2,398,239
  Cumulative foreign currency translation                           20,670                               20,670
  Less - treasury stock (1,973,468 shares)                          59,627                               59,627
                                                            --------------     --------------    --------------
          Total common shareholders' equity                      6,609,735            (8,100)         6,601,635
                                                            --------------     --------------    --------------
Current Liabilities:
  Notes payable                                                    120,000                              120,000
  Accounts payable:
    Associated companies                                             1,473                                1,473
    Other                                                              777                                  777
  Other                                                             12,991                               12,991
                                                            --------------     --------------    --------------
          Total                                                    135,241                              135,241
                                                            --------------     --------------    --------------
Deferred Credit and Noncurrent Liabilities                          98,970                               98,970
                                                            --------------     --------------    --------------
          Total                                                     98,970                               98,970
                                                            --------------     --------------    --------------
          TOTAL                                                 $6,843,946           $(8,100)        $6,835,846
                                                            ==============     ==============    ==============

                  ENTERGY CORPORATION
             PRO FORMA STATEMENT OF INCOME
         TWELVE MONTHS ENDED SEPTEMBER 30, 1996
                      (Unaudited)
                                                                             Adjustments to Reflect
                                                                             Transactions Proposed
                                                              -----------------------------------------------
                                                               Before           In Present           After
                                                             Transaction          Filing          Transaction
                                                           --------------     --------------    --------------
                                                                              (In Thousands)


Revenues:
  Equity in income of subsidiaries                                $432,914                             $432,914
  Interest on temporary investments                                  5,678                                5,678
                                                            --------------     --------------    --------------
       Total                                                       438,592                              438,592
                                                            --------------     --------------    --------------
Expenses
  Administrative and general expenses                               56,860             8,100             64,960
  Income taxes                                                     (13,723)                             (13,723)
  Interest                                                           9,474                                9,474
Taxes other than income                                              1,082                                1,082
                                                            --------------     --------------    --------------
        Total                                                       53,693             8,100             61,793
                                                            --------------     --------------    --------------
Net Income                                                        $384,899           $(8,100)          $376,799
                                                            ==============     ==============    ==============

                  ENTERGY CORPORATION
        PRO FORMA STATEMENT OF RETAINED EARNINGS
         TWELVE MONTHS ENDED SEPTEMBER 30, 1996
                      (Unaudited)
                                                                           Adjustments to Reflect
                                                                           Transactions Proposed
                                                               --------------------------------------------
                                                               Before           In Present           After
                                                             Transaction          Filing          Transaction
                                                           --------------     --------------    --------------
                                                                              (In Thousands)
                   RETAINED EARNINGS

Retained Earnings - Beginning of period                         $2,431,020                           $2,431,020
Add
  Net Income                                                       384,899            (8,100)           376,799
                                                            --------------     --------------    --------------
               Total                                             2,815,919            (8,100)         2,807,819
                                                            --------------     --------------    --------------

  Deduct:
   Dividends declared on common stock                              410,394                              410,394
   Capital stock and other expenses                                   (814)                                (814)
                                                            --------------     --------------    --------------
               Total                                               409,580                              409,580
                                                            --------------     --------------    --------------

Retained Earnings - End of period                               $2,406,339           $(8,100)        $2,398,239
                                                            ==============     ==============    ==============

                    PAID-IN CAPITAL

Paid-in Capital - Beginning of period                           $4,201,435                           $4,201,435
  Add:
    Gain/(Loss) on the reacquisition of
         preferred stock and others                                  2,291                                2,291
    Issuance of stock related to ESIP                               (3,002)                              (3,002)
    Common stock issuance                                           36,857                               36,857
                                                            --------------     --------------    --------------
            Total                                                   36,146                               36,146
                                                            --------------     --------------    --------------
  Deduct:
     Capital stock discounts and other expenses - net               (2,457)                              (2,457)
                                                            --------------     --------------    --------------
            Total                                                   (2,457)                              (2,457)
                                                            --------------     --------------    --------------
Paid-in Capital - End of period                                 $4,240,038        $   -              $4,240,038
                                                            ==============     ==============    ==============

               ENTERGY CORPORATION
                  JOURNAL ENTRIES
                  (In Thousands)


                   Entry No. 1

Treasury Stock                    $54,000,000
       Cash                                     $54,000,000


  To record the purchase of 2,000,000 shares of Treasury
Stock for $27.00 per share.



                   Entry No. 2

Cash                               $45,900,000
Compensation Expense                $8,100,000
       Treasury Stock                           $54,000,000


  To record the sale of 2,000,000 shares of Treasury
Stock at 85% of the closing price of Entergy Common Stock on September 30, 1996 and to record the 15% discount on such sales as Compensation Expense.